WELCOME TO THE WELLCARE
STOCK OPTION EXCHANGE PROGRAM WEBSITE

WellCare Health Plans, Inc. is offering to eligible employees the opportunity to voluntarily exchange certain outstanding options to purchase shares of common stock for restricted stock units (the "Exchange Offer"). The Exchange Offer will remain open until 5 p.m., Eastern Time, on September 15, 2009.

The terms and conditions of the Exchange Offer are provided in the Offer to Exchange Certain Outstanding Stock Options for Restricted Stock Units (the "Offer to Exchange"). Before proceeding, you are encouraged to carefully read the Offer to Exchange document and the related documents by clicking on the links below. You should carefully read the program information provided to you in these website links, and you are encouraged to consult your own outside tax, financial and legal advisors before you make any decision whether to participate in the Exchange Offer. No one from WellCare Health Plans, Inc., BNY Mellon or any other entity is, or will be, authorized to provide you with advice, recommendations or additional information in this regard.

Click on the links below to view details of the WellCare Stock Option Exchange Program:

- **Offer to Exchange**
- **Form of Restricted Stock Unit Agreement**
- **Tender Offer Statement on Schedule TO**

If you are a WellCare stock option holder eligible to participate,
please click the 'Continue' button to log in.

Continue

These documents are in Adobe Portable Document Format (PDF). You will need Adobe Acrobat Reader software to read the files. If you do not have Acrobat, please click on the icon to download the software or contact your local IT support.

The WellCare Stock Option Exchange Program expires at 5:00 p.m., Eastern Time, on September 15, 2009.
If you have questions, contact the BNY Mellon Shareowner Services call center, Monday through Friday between the hours of 8:00 a.m. to 8:00 p.m., Eastern Time, at:

866-271-9604 (From within the U.S.)

Enter your 9-digit Personal Identification Number ("PIN") that was sent to you on August 17, 2009. Please do not enter spaces.

If you do not have your PIN or are having trouble logging in, please contact the BNY Mellon Shareowner Services call center at the number below.

Continue

Click on the following links to view details of the WellCare Stock Option Exchange Program:

- Offer to Exchange
- Form of Restricted Stock Unit Agreement
- Tender Offer Statement on Schedule TO

The WellCare Stock Option Exchange Program expires at 5:00 p.m., Eastern Time, on September 15, 2009.
If you have questions, contact the BNY Mellon Shareowner Services call center, Monday through Friday between the hours of 8:00 a.m. to 8:00 p.m., Eastern Time, at:

866-271-9604 (From within the U.S.)

WellCare

ELECTION FORM

Current Date
13-Aug-2009

Employee ID Number
00005

Name and Address
First Last
Address1
Address2
Address3
City, State Zip
t@t.com

Hello, First Last, below are your outstanding stock options grants that our records indicate are eligible for exchange in the WellCare Stock Option Exchange Program.

Please make your stock option exchange selection by clicking the 'Exchange' or 'Do Not Exchange' button for each eligible grant and then click the 'Submit' button.

TO BE EFFECTIVE, THIS ELECTION FORM MUST BE SUBMITTED BEFORE THE EXPIRATION DATE DEADLINE OF 5:00 P.M., EASTERN TIME, ON SEPTEMBER 15, 2009 (UNLESS THE EXPIRATION DATE IS EXTENDED).

Grant Year and Price Range: 2006, $50.00 - $69.99

Eligible Options	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Options are Exchanged*	Make ONE Election for each eligible grant
10670	$50.1600	4.60	1/1/2015	2320	○ Exchange ○ Do Not Exchange

* Please note that WellCare Health Plans, Inc. will not issue any fractional restricted stock units. The applicable amounts in the column headed "Restricted Stock Units to be Granted if Eligible Option Grants are Exchanged" will be rounded up or down to the nearest whole RSU on a grant-by-grant basis (greater than or equal to 0.5 is rounded up to the nearest whole number of RSUs and less than 0.5 is rounded down to the nearest whole number of RSUs).

☐ **By checking this box, I acknowledge that I have read and agree to all of the terms and conditions of the Exchange Offer as described below and in the Offer to Exchange document.**

I have received and reviewed the Offer to Exchange dated August 17, 2009, this Election Form, the Form of Restricted Stock Unit Agreement (the "Award") and the Tender Offer Statement on Schedule TO. I have read carefully, understand and agree to be bound by all of the terms and conditions of the exchange offer as described in the Offer to Exchange and the Award, including the sections regarding the tax (including social insurance) and tax withholding consequences of participating in the exchange offer. I acknowledge that I am voluntarily participating in the exchange offer.

I understand that, upon acceptance by WellCare Health Plans, Inc. ("WellCare"), this Election Form will constitute a binding agreement between WellCare and me with respect to my eligible options that are accepted for cancellation and exchange, unless I submit to BNY Mellon Shareowner Services ("BNY Mellon") a Change of Election Form with respect to my eligible options before 5:00 p.m., Eastern Time, on September 15, 2009 (unless the expiration date is extended).

I represent and warrant that I have full power and authority to tender my eligible options and the eligible options I am tendering will not be encumbered in any way when and to the extent such eligible options are accepted by WellCare.

I understand that if I validly tender eligible options for exchange, and such eligible options are accepted for cancellation and exchange, I will receive restricted stock units and I will lose all of my rights to purchase any shares under the tendered eligible options.

WellCare has advised me to consult with my own legal, accounting and tax advisors as to the consequences of participating or not participating in this exchange offer before making any decision whether to participate.

I understand that participation in the exchange offer will not be construed as a right to my continued employment or service with WellCare or any of its subsidiaries for any period, and that my employment or service can be terminated at any time by me or WellCare (or one of WellCare's subsidiaries, as applicable), with or without cause or notice, in accordance with the terms of my employment with WellCare (or one of WellCare's subsidiaries, as applicable), and without additional severance payments (other than those to which I may be otherwise entitled). I understand that participation in the exchange offer will not alter or affect any provision of my employment relationship with WellCare (or one of WellCare's subsidiaries, as applicable), other than to the extent that restricted stock units replace eligible options, and any changes to vesting outlined in the Offer to Exchange which shall prevail in the event of a conflict with any employment agreement. I understand that the new restricted stock units to be granted in the exchange offer do not create any contractual or other right to receive any other future equity or cash compensation, payments or benefits.

I understand that my right to participate in the exchange offer will terminate effective as of the date that I am no longer actively employed and will not be extended by any notice period mandated under local law. I understand that WellCare will determine when I am no longer actively employed for purposes of the exchange offer.

I understand that this exchange offer is a discretionary program, and that, as described in Sections 7 and 15 of the Offer to Exchange, WellCare may extend, amend, withdraw or terminate the exchange offer and postpone its acceptance and cancellation of my eligible options that I have tendered for exchange. In any such event, I understand that any eligible options tendered for exchange but not accepted will remain in effect with their current terms and conditions.

I understand that by accepting the exchange offer, I explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this document by and among, as applicable, WellCare and/or any affiliate for the exclusive purpose of implementing, administering and managing my participation in the exchange offer.

I have been advised that WellCare and/or any affiliate may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the purpose of implementing, administering and managing WellCare's stock and other employee benefit plans and this exchange offer ("Data"). I have been advised that Data may be transferred to any third parties, including BNY Mellon, assisting in the implementation, administration and management of the exchange offer, that these recipients may be located in my country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than in my country. I have been advised that I may request a list with names and addresses of any potential recipients of the Data by contacting BNY Mellon. I authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing my participation in WellCare's stock and other employee benefit plans and this exchange offer. I have been advised that Data will be held only as long as is necessary to implement, administer and manage my participation in WellCare's stock and other employee benefit plans and this exchange offer. I have been advised that I may, at any time, view Data, request additional information about the storage and processing of Data and request any necessary amendments to Data, by contacting BNY Mellon in writing.

I understand that my elections pursuant to this Election Form will survive my death or incapacity and will be binding upon my heirs, personal representatives, successors and assigns.

Click the 'Submit' button below to proceed with your election.

[Submit]

Click on the following links to view details of the WellCare Stock Option Exchange Program:

- Offer to Exchange
- Form of Restricted Stock Unit Agreement
- Tender Offer Statement on Schedule TO

The WellCare Stock Option Exchange Program expires at 5:00 p.m., Eastern Time, on September 15, 2009.
If you have questions, contact the BNY Mellon Shareowner Services call center, Monday through Friday between the hours of 8:00 a.m. to 8:00 p.m., Eastern Time, at:

866-271-9604 (From within the U.S.)

ELECTION CONFIRMATION

Please print this page for your records.

Current Date
13-Aug-2009

Employee ID Number
00005

Name and Address
First Last
Address1
Address2
Address3
City, State Zip
t@t.com

Confirmation Number
55555555081309144953

Your current election(s) is/are reflected below.

Grant Year and Price Range: 2006, $50.00 - $69.99					
Eligible Options	**Exercise Price**	**Exchange Ratio**	**Option Expiration Date**	**Restricted Stock Units to be Granted if Eligible Options are Exchanged***	**You elected the following:**
10670	$50.1600	4.60	1/1/2015	2320	**Exchange**

* Please note that WellCare Health Plans, Inc. will not issue any fractional restricted stock units. The applicable amounts in the column headed "Restricted Stock Units to be Granted if Eligible Option Grants are Exchanged" will be rounded up or down to the nearest whole RSU on a grant-by-grant basis (greater than or equal to 0.5 is rounded up to the nearest whole number of RSUs and less than 0.5 is rounded down to the nearest whole number of RSUs).

Please be advised that you cannot change your election(s) after the WellCare Stock Option Exchange Program expires at 5:00 p.m., Eastern Time, on September 15, 2009. However, you may return to this website at any time before the expiration date and time to change your election(s).

Thank you for participating in this offer. Please print this page for your records.

Click on the following links to view details of the WellCare Stock Option Exchange Program:

- Offer to Exchange
- Form of Restricted Stock Unit Agreement
- Tender Offer Statement on Schedule TO

Log Out

The WellCare Stock Option Exchange Program expires at 5:00 p.m., Eastern Time, on September 15, 2009.
If you have questions, contact the BNY Mellon Shareowner Services call center, Monday through Friday between the hours of 8:00 a.m. to 8:00 p.m., Eastern Time, at:

866-271-9604 (From within the U.S.)

WellCare

You have logged out of the
WellCare Stock Option Exchange Program Website.

Please be advised that you cannot update your election(s) after the WellCare Stock Option Exchange Program expires at 5:00 p.m., Eastern Time, on September 15, 2009. However, you may return to this website at any time before the Exchange Program expiration date and time to change your election(s).

The WellCare Stock Option Exchange Program expires
at 5:00 p.m., Eastern Time, on September 15, 2009.
If you have questions, contact the BNY Mellon Shareowner Services call center,
Monday through Friday between the hours of 8:00 a.m. to 8:00 p.m., Eastern Time, at:

866-271-9604 (From within the U.S.)

WellCare

ELECTION SUMMARY / CHANGE OF ELECTION FORM

Current Date
13-Aug-2009

Employee ID Number
00005

Name and Address
First Last
Address1
Address2
Address3
City, State Zip
t@t.com

Confirmation Number
5555555555081309144953

Welcome back, First Last, below is a list of your current eligible outstanding stock option grants that may be surrendered for exchange in the WellCare Stock Option Exchange Program. The election(s) below were made on 8/13/2009 at 2:49:53 PM. If you would like to change your election(s) to withdraw previously tendered eligible options or otherwise change your prior election(s), click the 'Exchange' or 'Do Not Exchange' button for each eligible grant you intend to update, and then click the 'Submit' button. If you would like to keep your election(s) below, click on the 'Log Out' button. Your updated election(s) must be made before 5:00 p.m., Eastern Time, on September 15, 2009.

Grant Year and Price Range: 2006, $50.00 - $69.99					
Eligible Options	**Exercise Price**	**Exchange Ratio**	**Option Expiration Date**	**Restricted Stock Units to be Granted if Eligible Options are Exchanged***	**Make ONE Election for each eligible grant**
10670	$50.1600	4.60	1/1/2015	2320	(•) Exchange ( ) Do Not Exchange

* Please note that WellCare Health Plans, Inc. will not issue any fractional restricted stock units. The applicable amounts in the column headed "Restricted Stock Units to be Granted if Eligible Option Grants are Exchanged" will be rounded up or down to the nearest whole RSU on a grant-by-grant basis (greater than or equal to 0.5 is rounded up to the nearest whole number of RSUs and less than 0.5 is rounded down to the nearest whole number of RSUs).

You may return to this website at any time before the Stock Option Exchange Program expiration date and time to change your election(s). Your final election(s) in place at the time the Stock Option Exchange Program expires will supercede any previous elections you have submitted.

[Submit] [Log Out]

Click on the following links to view details of the WellCare Stock Option Exchange Program:

- Offer to Exchange
- Form of Restricted Stock Unit Agreement
- Tender Offer Statement on Schedule TO

The WellCare Stock Option Exchange Program expires at 5:00 p.m., Eastern Time, on September 15, 2009.
If you have questions, contact the BNY Mellon Shareowner Services call center, Monday through Friday between the hours of 8:00 a.m. to 8:00 p.m., Eastern Time, at:

866-271-9604 (From within the U.S.)